UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. __)



Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12


                              NET PERCEPTIONS, INC.

                (Name of Registrant as Specified in its Charter)

                           OBSIDIAN ENTERPRISES, INC.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[  ]      Fee paid previously with preliminary materials.

[  ]      Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

FOR IMMEDIATE RELEASE
MARCH 11, 2004

Obsidian  (OTCBB:   OBDE)  Releases  Statement  Responding  to  Release  by  Net
Perceptions' (Nasdaq: NETP) Management

INDIANAPOLIS, March 11, 2004 -- Obsidian Enterprises, Inc. released a statement by its Chairman Timothy S. Durham:

     "We were disappointed in the lack of balance in the Press Release issued by Net Perceptions on March 10, 2004.

          The Board stated that "officers and directors of Obsidian would own approximately 70% of Obsidian's common stock, on a fully diluted basis. In fact, a substantial portion of those shares are owned by Obsidian Capital Partners, not our officers or directors, and we anticipate distributing those shares to the members of Obsidian Capital Partners within the next 60 days.

          The Release focused on a comment on liquidity by Candlewood but failed to consider our announced intention, following the consummation of the transaction with Net Perceptions, to apply for listing on the Nasdaq Small Cap Market, and the increased number of shares that would be issued to the shareholders of Net Perceptions and available for trading. The bulk of the shares distributed to the partners of Obsidian Capital Partners would also be available for trading. As we have previously indicated, while we believe that we will satisfy the conditions for initial inclusion, Nasdaq exercises discretion in determining whether to include a security in its markets. Nasdaq may not approve our listing application.

          Again, the Release noted our "high level of debt" but did not mention that the transaction would have the effect of significantly increasing the equity base of Obsidian and reducing the level of debt.

          The Board referred to one condition to our exchange offer (related to the sale of Net Perceptions' patent portfolio) but failed to mention the three conditions which we have identified as significant, two of which (the poison pill and the Section 203 conditions) are totally within the Board's control. If the plan of liquidation is not approved, we are prepared to waive the condition affected by the patent portfolio sale to the extent of actions taken by Net Perceptions to date.

          Obsidian  remains   committed  to  pursuing  the  acquisition  of  Net
          Perceptions and urges shareholders to vote AGAINST the plan of liquidation."

Obsidian filed a Registration Statement on Form S-4 and a Tender Offer Statement with the Securities and Exchange Commission on December 15, 2003 and an amendment to each on December 17, 2003. Obsidian is filing amendments to each today.

The amended offer is scheduled to expire at 5:00 PM, New York City time, on March 17, 2004, unless the offer is extended. The offer is subject to certain conditions, including that:

     o Net Perceptions takes appropriate action to cause its poison pill to not be applicable to the offer;

     o we are satisfied that Section 203 of the Delaware General Corporation Law will not be applicable to the contemplated second-step merger;

     o stockholders tender at least 51% of the outstanding shares of common stock of Net Perceptions; and

     o Net Perceptions not take any further action in connection with the liquidation or dissolution of Net Perceptions.

The Exchange Agent for the exchange offer is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003. The Information Agent for the exchange offer is Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.


Obsidian is a holding company headquartered in Indianapolis, Indiana. It conducts business through its subsidiaries: Pyramid Coach, Inc., a leading provider of corporate and celebrity entertainer coach leases; United Trailers, Inc., and its division, Southwest Trailers, manufacturers of steel-framed cargo, racing ATV and specialty trailers; U.S. Rubber Reclaiming, Inc., a butyl-rubber reclaiming operation; and Danzer Industries, Inc., a manufacturer of service and utility truck bodies and steel-framed cargo trailers.


THIS PRESS RELEASE IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF NET PERCEPTIONS, INC. OR OBSIDIAN ENTERPRISES, INC. OBSIDIAN ENTERPRISES HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT, EXCHANGE OFFER DOCUMENTS AND DEFINITIVE PROXY MATERIALS WITH RESPECT TO THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THOSE DOCUMENTS BECAUSE THEY INCLUDE IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF ANY DOCUMENTS FILED BY OBSIDIAN ENTERPRISES WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. The exchange offer documents, registration statement and definitive proxy materials and the other documents may also be obtained free of charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling toll-free (888) 750-5834, and may also be obtained from Obsidian Enterprises, Inc. by directing a request by mail to Obsidian Enterprises, Inc. 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46024, Attn: Rick D. Snow.

This press release contains "forward-looking statements." These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Obsidian Enterprises cannot provide assurances that the exchange offer described in this press release will be successfully completed or that we will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the availability of liquidity under our existing lines of credit; successful integration of acquired or merged businesses; changes in interest rates; our ability to retain key management and employees; our ability to meet demand at competitive prices in our coach leasing segment and our trailer and related transportation equipment manufacturing segment; our ability to successfully develop alternative sources of raw materials in our butyl rubber reclaiming segment; relationships with significant customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Obsidian Enterprises's Securities and Exchange Commission filings.

Source: Obsidian Enterprises, Inc.


For More Information Contact:
Timothy S. Durham
Chairman & C.E.O.
Obsidian Enterprises, Inc.
tsdurham@msn.com
317-237-4055